EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of ordinary shares of Cnova N.V.  Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.  In accordance with Rule 13d-1(k)(1) under the Exchange Act the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares of Cnova N.V. beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an Exhibit to such Schedule 13D and any amendments thereto.

In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 10th day of February, 2017.  This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

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Dated as of February 10, 2017
Casino, Guichard-Perrachon S.A.
	By:	/s/ Jean-Charles Naouri
	Name:	Jean-Charles Naouri
	Title:	Chairman and Chief Executive Officer

Almacenes Éxito S.A.
	By:	/s/ José Gabriel Loaiza Herrera
	Name:	José Gabriel Loaiza Herrera
	Title:	International Business Vice President

Companhia Brasileira de Distribuição Netherlands Holding B.V.
	By:	/s/ Rafael Russowsky
	Name:	Rafael Russowsky
	Title:	Manager

Companhia Brasileira de Distribuição Luxembourg Holding S.à.r.l.
	By:	/s/ Rafael Russowsky
	Name:	Rafael Russowsky
	Title:	Manager

Companhia Brasileira de Distribuição
	By:	/s/ Christopher Hidalgo
	Name	Christopher Hidalgo
	Title:	VP Finance

	By:	/s/ Antonio Salvador
	Name:	Antonio Salvador
	Title:	VP Gestão de Gente

Euris S.A.S.
	By:	/s/ Jean-Charles Naouri
	Name:	Jean-Charles Naouri
	Title:	President

[Signature Page to Joint Filing Agreement]

Foncière Euris S.A
By:	/s/ Odile Muracciole
Name:	Odile Muracciole
Title:	Attorney-in-Fact

Finatis S.A.
By:	/s/ Didier Levêque
Name:	Didier Levêque
Title:	Chairman and Chief Executive Officer

Jean-Charles Naouri
By:	/s/ Jean-Charles Naouri
Name:	Jean-Charles Naouri

Rallye S.A.
By:	/s/ Didier Carlier
Name:	Didier Carlier
Title:	Chief Executive Officer

Segisor SAS
By:	/s/ José Gabriel Loaiza Herrera
Name:	José Gabriel Loaiza Herrera
Title:	Director

Wilkes Participações S.A.
By:	/s/ Ferdinand Sébastien Tomarchio
Name:	Ferdinand Sébastien Tomarchio
Title:	Director

By:	/s/ Carlos Eduardo Prado
Name:	Carlos Eduardo Prado
Title	Director

[Signature Page to Joint Filing Agreement]